                                 BYE-LAWS

                                    OF

               INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.






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                             TABLE OF CONTENTS

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ARTICLE I -- GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . .1

     1.1   DEFINITIONS AND INTERPRETATION. . . . . . . . . . . . . . . . .1
     1.2   REGISTERED OFFICE; PRINCIPAL BUSINESS OFFICE. . . . . . . . . .2
     1.3   THE SEAL. . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.4   DUPLICATE SEAL. . . . . . . . . . . . . . . . . . . . . . . . .3
     1.5   SECURITIES SEAL . . . . . . . . . . . . . . . . . . . . . . . .3

ARTICLE II -- SHARES AND SHAREHOLDERS GENERALLY. . . . . . . . . . . . . .3

     2.1   SHARE RIGHTS GENERALLY. . . . . . . . . . . . . . . . . . . . .3
     2.2   SPECIAL RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . .4
     2.3   SHARE ISSUANCES . . . . . . . . . . . . . . . . . . . . . . . .4
     2.4   BROKERAGE FEES AND COMMISSIONS. . . . . . . . . . . . . . . . .4
     2.5   SHARE CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . .4
     2.6   LOST OR DESTROYED CERTIFICATES. . . . . . . . . . . . . . . . .4
     2.7   ISSUANCE UNDER SEAL; SIGNATURES . . . . . . . . . . . . . . . .4
     2.8   INCREASE OF CAPITAL . . . . . . . . . . . . . . . . . . . . . .5
     2.9   ALTERATION OF CAPITAL . . . . . . . . . . . . . . . . . . . . .5
     2.10  REDUCTION OF CAPITAL. . . . . . . . . . . . . . . . . . . . . .5
     2.11  DIVIDENDS AND OTHER PAYMENTS. . . . . . . . . . . . . . . . . .5
     2.12  RESERVES. . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     2.13  REGISTER OF SHAREHOLDERS. . . . . . . . . . . . . . . . . . . .7
     2.14  REGISTER OF DIRECTORS AND OFFICERS. . . . . . . . . . . . . . .7
     2.15  TRANSFER OF SHARES. . . . . . . . . . . . . . . . . . . . . . .7
     2.16  TRANSMISSION OF SHARES. . . . . . . . . . . . . . . . . . . . .8
     2.17  RECORD DATES. . . . . . . . . . . . . . . . . . . . . . . . . .8
     2.18  SERVICE OF NOTICES AND OTHER DOCUMENTS. . . . . . . . . . . . .9
     2.19  RESTRICTIONS ON TRANSFER OF SHARES. . . . . . . . . . . . . . .9

ARTICLE III -- SHARE RIGHTS. . . . . . . . . . . . . . . . . . . . . . . 11

     3.1   SHARE CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . 11
     3.2   DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     3.3   LIQUIDATION PREFERENCE. . . . . . . . . . . . . . . . . . . . 13
     3.4   CONVERSION INTO COMMON STOCK. . . . . . . . . . . . . . . . . 14
     3.5   VOTING RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . 24
     3.6   PROTECTIVE PROVISIONS . . . . . . . . . . . . . . . . . . . . 24
     3.7   RESIDUAL RIGHTS . . . . . . . . . . . . . . . . . . . . . . . 26

ARTICLE IV -- MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . 26

     4.1   GENERAL MEETINGS. . . . . . . . . . . . . . . . . . . . . . . 26
     4.2   SPECIAL GENERAL MEETINGS. . . . . . . . . . . . . . . . . . . 26


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     4.3   TELEPHONE MEETINGS. . . . . . . . . . . . . . . . . . . . . . 26
     4.4   NOTICE OF GENERAL MEETINGS. . . . . . . . . . . . . . . . . . 27
     4.5   PROCEEDINGS AT GENERAL MEETINGS . . . . . . . . . . . . . . . 27
     4.6   CHAIRMAN. . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     4.7   VOTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     4.8   CUMULATIVE VOTING . . . . . . . . . . . . . . . . . . . . . . 29
     4.9   CORPORATE TRANSACTIONS. . . . . . . . . . . . . . . . . . . . 29
     4.10  PROXIES AND CORPORATE REPRESENTATIVES . . . . . . . . . . . . 30
     4.11  SHAREHOLDER ACTION BY UNANIMOUS WRITTEN CONSENT WITHOUT A
           MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

ARTICLE V -- DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . 31

     5.1   POWERS AND DUTIES OF THE BOARD. . . . . . . . . . . . . . . . 31
     5.2   DELEGATION OF THE BOARD'S POWERS. . . . . . . . . . . . . . . 32
     5.3   APPOINTMENT AND REMOVAL OF DIRECTORS. . . . . . . . . . . . . 33
     5.4   RESIGNATION AND DISQUALIFICATION OF DIRECTORS . . . . . . . . 33
     5.5   ALTERNATE DIRECTORS . . . . . . . . . . . . . . . . . . . . . 34
     5.6   DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES. . . 34
     5.7   PLACE OF MEETINGS; TELEPHONE MEETINGS . . . . . . . . . . . . 34
     5.8   DIRECTOR'S INTEREST . . . . . . . . . . . . . . . . . . . . . 35
     5.9   PROCEEDINGS OF THE BOARD. . . . . . . . . . . . . . . . . . . 35
     5.10  NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     5.11  QUORUM. . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     5.12  CHAIRMAN. . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     5.13  BOARD ACTION BY UNANIMOUS WRITTEN CONSENT WITHOUT A MEETING . 36
     5.14  REPRESENTATION OF SHARES OF OTHER CORPORATIONS. . . . . . . . 37
     5.15  MINUTES . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE VI -- OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . 37

     6.1   OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     6.2   ELECTION OF OFFICERS. . . . . . . . . . . . . . . . . . . . . 37
     6.3   SECRETARY . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     6.4   CHIEF FINANCIAL OFFICER . . . . . . . . . . . . . . . . . . . 38
     6.5   SUBORDINATE OFFICERS. . . . . . . . . . . . . . . . . . . . . 38

ARTICLE VII -- RECORDS, REPORTS AND NOTICES. . . . . . . . . . . . . . . 38

     7.1   ACCOUNTING RECORDS AND FINANCIAL STATEMENTS . . . . . . . . . 38
     7.2   AUDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     7.3   MAINTENANCE OF SHAREHOLDER REGISTER . . . . . . . . . . . . . 39


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     7.4   MAINTENANCE AND INSPECTION OF BYE-LAWS. . . . . . . . . . . . 40
     7.5   ANNUAL REPORT TO SHAREHOLDERS . . . . . . . . . . . . . . . . 40

ARTICLE VIII -- INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . 40

     8.1   INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY. . . 40
     8.2   WAIVER OF CLAIM BY SHAREHOLDER. . . . . . . . . . . . . . . . 41
     8.3   INDEMNIFICATION OF OTHERS . . . . . . . . . . . . . . . . . . 41
     8.4   PAYMENT OF EXPENSES IN ADVANCE. . . . . . . . . . . . . . . . 41
     8.5   INDEMNITY NOT EXCLUSIVE . . . . . . . . . . . . . . . . . . . 41
     8.6   INSURANCE INDEMNIFICATION . . . . . . . . . . . . . . . . . . 42
     8.7   CONFLICTS . . . . . . . . . . . . . . . . . . . . . . . . . . 42

ARTICLE IX -- BYE-LAWS . . . . . . . . . . . . . . . . . . . . . . . . . 42

     9.1   AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     9.2   APPROVAL BY CLASS . . . . . . . . . . . . . . . . . . . . . . 42
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

                                BYE-LAWS OF

                INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.

                       ARTICLE I -- GENERAL INFORMATION

1.1    DEFINITIONS AND INTERPRETATION

       In these Bye-Laws unless the context otherwise requires:

       (a)    "Bermuda" shall mean the Islands of Bermuda;

       (b) "Board" shall mean the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

       (c) "Company" shall mean the company incorporated in Bermuda under the name of Interwave Communications International Ltd. on the 16th day of June, 1994;

       (d) "Conversion Price" shall mean any of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price and the Series G Conversion Price, as applicable, in each case as in effect from time to time;

       (e) The "Companies Act" shall mean the Bermuda Companies Act, 1981, as amended, from time to time;

       (f) "Junior Shares" shall mean all Common Stock and any other shares of the Company other than the Preferred Stock;

       (g) "Memorandum" shall mean the Memorandum of Association of the Company as filed pursuant to the Companies Acts.

       (h)    "Paid up" shall mean paid up or credited as paid up;

       (i) "Qualified Public Offering" shall mean the closing of the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock at an aggregate offering price of not less than $25,000,000 and, in the case of the Series G Preferred Stock at a price to public in such offering greater than or equal to $7.00 per share.

       (j) "Register" shall mean the register of Shareholders of the Company;

       (k) "Seal" shall mean the common seal of the Company and includes any duplicate thereof;

       (l) "Secretary" includes a temporary or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

       (m) "Securities Act" shall mean the Securities Act of 1933, as amended, of the United States, 15 U.S.C. Section 77a et. seq.

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       (n)    "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting shares shall at the time be owned by the Company or by one or more Subsidiaries of the Company;

       (o)    "Shareholder" shall mean a shareholder or member of the Company;

       (p) "these Bye-Laws" shall mean these Bye-Laws in their present form or as from time to time amended;

       (q) for the purpose of these Bye-Laws a corporation shall be deemed to be present in person if its representative duly authorized pursuant to the Companies Acts is present;

       (r) words meaning the singular number only include the plural number and vice versa;

       (s) words meaning the masculine gender only include the feminine and neuter genders respectively;

       (t) words referring to persons include companies or associations or bodies of persons, whether incorporated or not incorporated;

       (u) references to writing shall include typewriting, printing, lithography, photography, facsimile or other telecopy and other modes of representing or reproducing words in a legible and non-transitory form;

       (v) any words or expressions defined in the Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).

       (w) all dollar amounts or fractions thereof stated herein shall refer to U.S. dollars.

1.2    REGISTERED OFFICE; PRINCIPAL BUSINESS OFFICE

       The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint. The principal business office of the Company may be at such place within or outside of Bermuda as the Board shall determine.

1.3    THE SEAL

       The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of incorporation across the center thereof. Should the Seal not have been received at the registered office in such form at the date of adoption of this Bye-Law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of incorporation type written across the center thereof.

       The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee authorized by the Board in that behalf. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be signed by a Director and by the Secretary or by a second Director; provided that any Officer or Director may affix a Seal over his signature only to authenticate copies of these Bye-Laws, incorporating documents, the minutes of any meeting or any other documents requiring authentication by such Officer or Director.


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1.4    DUPLICATE SEAL

       (a) The Company may have for use in any territory, district, or place elsewhere than in Bermuda an official seal (in these Bye-Laws referred to as an "Duplicate Seal"), which shall be a facsimile of the Seal.

       (b) A deed or other document to which the Duplicate Seal is duly affixed shall bind the Company as if it had been sealed with the Seal.

       (c) The Company having an Duplicate Seal for use in any such territory, district or place may, by writing under its Seal, authorize any person or persons appointed for the purpose as its agent or agents in that territory, district or place to affix the Duplicate Seal to any deed or other document to which the Company is party in that territory, district or place.

       (d) As between the Company and the person dealing with such an agent or agents, the authority of such agent or agents continues during the period (if any) mentioned in the instrument conferring the authority, or if no period is there mentioned, then until notice of the revocation or determination of the authority of such agent or agents has been given to the person dealing with him.

       (e) The person affixing the Duplicate Seal shall certify in writing on the deed or other instrument to which the Duplicate Seal is affixed the date on which it is affixed.

       (f) The powers referred to in this Bye-Law shall be vested in the Directors and whenever in these Bye-Laws reference is made to the Seal the reference shall, when and so far as may be applicable, be deemed to include any Duplicate Seal and any Securities Seal (as defined in Bye-Law 1.5 below).

1.5    SECURITIES SEAL

       (a) The Company may have, for use for sealing securities issued by the Company and for sealing documents creating or evidencing securities so issued, an official seal (in these Bye-Laws referred to as a "Securities Seal") which is a facsimile of the Seal with the addition on its face of the word "Securities".

       (b) Each certificate to which the Securities Seal shall be affixed need not bear any signature.

                ARTICLE II -- SHARES AND SHAREHOLDERS GENERALLY

2.1    SHARE RIGHTS GENERALLY

       Subject to any special rights conferred on the holders of any series or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may in general meeting determine or, if there has not been any such determination or so far as such determination shall not make specific provision, as the Board may determine.

       Subject to the provisions of Section 42A of the Act, any preferred shares may, with the sanction of a resolution of the Shareholders, be issued on terms:

       (a) that they are to be repurchased on the happening of a specified event or on a given date and/or,

       (b) that they are liable to be repurchased at the option of the Company; and/or

       (c) if authorized by the Memorandum of the Company, that they are liable to be repurchased at the option of the holder.

       The terms and manner of repurchase shall be provided for by way of amendment of these Bye-Laws.

2.2    SPECIAL RIGHTS

       The special rights conferred upon the holders of any series or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

2.3    SHARE ISSUANCES

       Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

2.4    BROKERAGE FEES AND COMMISSIONS

       The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.

2.5    SHARE CERTIFICATES

       The preparation, issue and delivery of certificates shall be governed by the Companies Acts. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

2.6    LOST OR DESTROYED CERTIFICATES

       If a share certificate is defaced, lost or destroyed it may be replaced without fee, subject to any applicable terms as to evidence and indemnity and subject to the charge to the Shareholder for the reimbursement of the reasonable payment of costs and out of pocket expenses incurred by the Company in investigating such evidence and preparing such indemnity. In case of defacement, a replacement certificate will be issued conditioned on delivery of the old certificate to the Company.

2.7    ISSUANCE UNDER SEAL; SIGNATURES

       All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions relating thereto otherwise provide, be issued under the Seal. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.


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2.8    INCREASE OF CAPITAL

       The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company in general meeting shall prescribe.

       Any new shares shall be subject to all the provisions of these Bye-Laws with reference to forfeiture, transfer, transmission and otherwise.

       The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase of subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-Law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Act.

2.9    ALTERATION OF CAPITAL

       The Company may from time to time in general meeting;

       (a) divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

       (b) consolidate all or any of its share capital into shares of larger par value than its existing shares;

       (c) sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum;

       (d) change the currency denomination of its share capital in accordance with the provisions of Sections 45 and 46 of the Act;

       (e) make provision for the issue and allotment of shares which do not carry any voting rights; and

       (f) cancel shares which, upon the passing of a resolution to that effect, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so canceled.

2.10   REDUCTION OF CAPITAL

       Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time in general meeting authorize the reduction of its issued share capital or any capital redemption reserve fund or any share premium or contributed surplus account in any manner. In relation to any such reduction, the Company may in general meeting determine the terms upon which such reduction is to be effected.

2.11   DIVIDENDS AND OTHER PAYMENTS

       (a) Subject to any special rights provided pursuant to these Bye-Laws and the provisions of Section 54 of the Act, the Board may from time to time declare cash dividends to be paid to the Shareholders according to their rights and interests in the profits including such interim dividends as appear to the Board to be justified by the position of the Company. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

       (b) No dividend or other moneys payable by the Company on or in respect of any shares shall bear interest against the Company.

       (c) Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable with respect to the shares held by such joint holders.

       (d) With the sanction of the Company in general meeting, the Board may (a) declare a distribution to any Shareholder out of contributed surplus and (b) may direct payment or satisfaction of such distribution or any dividend wholly or in part by the distribution of specific assets, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholder upon the footing of the values so fixed in order to secure equality of distribution and may vest such specific assets in trustees as may seem expedient to the Board.

       (e) Neither the Company nor any of its subsidiaries shall make any distribution to the Company's Shareholders on any shares of its stock of any class or series which are junior to outstanding shares of any other class or series with respect to distribution of assets on liquidation if, after giving effect thereto, the excess of its assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) over its liabilities (not including deferred taxes, deferred income and other deferred credits) would be less than the liquidation preference of all shares having a preference on liquidation over the class or series to which the distribution is made; provided, however, that for the purpose of applying this section to a distribution of cash or property in payment in whole or in part of an obligation incurred by the Company in connection with the purchase of its shares, there shall be deducted from liabilities any amount which had been added thereto at the time the obligation was incurred, but not in excess of the principal of the obligation which will remain unpaid after the distribution. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall make any distribution to the Company's Shareholders on any shares of its stock of any class or series which are junior to outstanding shares of any other class or series at any time that such senior securities are outstanding.

       (f) Neither the Company nor any of its subsidiaries shall make any distribution to the Company's Shareholders on any shares of its stock of any class or series which are junior to outstanding shares of any other class or series with respect to payment of dividends unless the amount of the retained earnings of the Company immediately prior thereto equals or exceeds the amount of the proposed distribution plus the aggregate amount of the cumulative dividends in arrears on all shares having a preference with respect to payment of dividends over the class or series to which the distribution is made; provided, however, that for the purpose of applying this section to a distribution of cash or property in payment in whole or in part of an obligation incurred by the Company in connection with the purchase of its shares, there shall be added to

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retained earnings any amount that had been deducted therefrom at the time the obligation was incurred, but not in excess of the principal of the obligation which remains unpaid immediately prior to the distribution. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall make any distribution to the Company's Shareholders on any shares of its stock of any class or series which are junior to outstanding shares of any other class or series at any time that such senior securities are outstanding.

       (g) Sections 2.11(e) and (f) shall not apply to a purchase or redemption of shares of a deceased or disabled Shareholder from the proceeds of life insurance or disability insurance in excess of the total amount of all premiums paid by the Company for such insurance, in order to carry out the provisions of an agreement between the Company and such Shareholder to purchase or redeem such shares upon the death or disability of the Shareholder. Sections 2.11(e) and (f) also shall not apply to distributions made by the Company and approved by the Board of Directors in connection with the repurchase of shares of Common Stock issued to or held by directors, officers, employees and consultants of the Company upon termination of their employment or services pursuant to agreements providing the Company such a right of repurchase.

2.12   RESERVES

       The Board may, before recommending or declaring any dividend, set aside out of the profits of the Company such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits which it may think it prudent not to distribute.

2.13   REGISTER OF SHAREHOLDERS

       In accordance with this Section 2.13 and Section 6.4 below, the Secretary shall establish and maintain the Register of Shareholders at the Registered Office in the manner prescribed by the Companies Act. Unless the Board otherwise determines, the Register of Shareholders shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.

2.14   REGISTER OF DIRECTORS AND OFFICERS

       The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts.

       The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.

2.15   TRANSFER OF SHARES

       Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable, and to such agreements as may be binding upon such Shareholder from time to time, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

       No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, restraining order or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the

Register relating to any share, if properly executed by the appropriate party or by a court of competent jurisdiction.

2.16   TRANSMISSION OF SHARES

       For the purpose of this Section 2.16, legal personal representative shall mean the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognized by the Company for the purpose of this Section 2.16.

       In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the legal personal representative, where he was sole holder, shall be the only person recognized by the Company as having any title to his shares. Nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons.

       Any person becoming entitled to a share as a consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favor of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

       A person becoming entitled to a share as a consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon delivering such evidence as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect to the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

       Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this
Section 2.16.

2.17   RECORD DATES

       Notwithstanding any other provisions of these Bye-Laws the Company in general meeting or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings and proxy solicitation materials. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is despatched.

2.18   SERVICE OF NOTICES AND OTHER DOCUMENTS

       Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served or delivered seven days after it was put in the post, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post.

       Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder if it is sent to him by cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served twenty-four hours after its despatch.

       Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his or her name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

2.19   RESTRICTIONS ON TRANSFER OF SHARES

       (a) A sale or transfer of shares of Common or Preferred Stock of the Company by any holder thereof shall not require the prior approval or consent of the Board of Directors of the Company.

       (b) Before there can be a valid sale or transfer for consideration of any of the shares of Common Stock of the Company by any holder thereof, he shall first offer those shares to the Company and then to the other holders of Common Stock in the following manner:

              (i) The offering Shareholder shall deliver a notice in writing by mail or otherwise to the secretary or an assistant secretary of the Company stating the price, terms, and conditions of such proposed sale or transfer, the number of shares to be sold or transferred, and his intention
so to sell or transfer the shares.   Such notice shall also set forth the
identity of the proposed purchaser and shall be accompanied by the definitive purchase and sale agreement that the offering Shareholder is proposing to utilize in connection with such sale. Within ten (10) days thereafter, the Company shall have the prior right to purchase all or any part of the shares offered at the price and upon the terms and conditions stated in such notice. Should the Company fail to purchase all of said shares, then, at the expiration of said ten (10) day period or prior thereto upon the determination of the Company to purchase less than all of such shares so offered, the secretary or an assistant secretary of the Company shall, within two (2) days thereafter, mail or deliver to each of the other

Shareholders a notice setting forth the particulars concerning the shares not purchased by the Company described in the notice received from the offering Shareholder. The other Shareholders shall have the right to purchase all or any part of the shares the Company failed to purchase. If the Company and the other Shareholders fail to purchase all of the shares specified in the secretary's or assistant secretary's notice, then the offering Shareholder shall have no obligation to sell any of such shares to either the Company or the other Shareholders. Each Shareholder shall deliver to the secretary or assistant secretary by mail or otherwise a written offer or offers to purchase all or any specified number of shares upon the terms described in the secretary's or assistant secretary's notice within eighteen (18) days after the secretary's or assistant secretary's notice was delivered to the other Shareholders. If the total number of shares specified n such offers received within such period by the secretary or assistant secretary exceeds the number of shares referred to in the secretary's or assistant secretary's notice, then each offering Shareholder shall be entitled to purchase such portion of the shares referred to in the secretary's or assistant secretary's notice as the number of shares of the Company which he holds bears to the total number of shares held by all Shareholders desiring to purchase the shares referred to in such notice.

              (ii) If all of the shares referred to in the secretary's or assistant secretary's notice are not disposed of under such apportionment, then each Shareholder desiring to purchase shares in a number in excess of his proportionate share, as provided above, shall be entitled to purchase such proportion of those shares which remain thus undisposed of as the total number of shares which he holds bears to the total number of shares held by all of the Shareholders desiring to purchase shares in excess of those to which they are entitled under such apportionment. Such apportionment shall be made successively until all of the shares offered have been allocated to purchasing Shareholders.

              (iii) If the shares referred to in the offering Shareholder's notice to the secretary or assistant secretary are not purchased by the Company or by other Shareholders within a thirty (30) day period (which period shall be extended if necessary to comply with legal requirements, including United States Hart-Scott-Rodino legal requirements) from the date of delivery of the notice by the offering Shareholder as a result of the foregoing procedures, the offering Shareholder may sell or transfer to any person or persons named in the secretary's or assistant secretary's notice any or all shares of stock referred to in his notice to the secretary or assistant secretary, but only within a period of one hundred twenty (120) days from the date of his first notice; provided, however, that he shall not sell or transfer such shares at a lower price or on terms more favorable to the purchaser or transferee than those specified in his notice to the secretary or assistant secretary. After said 120-day period, the foregoing procedure for first offering shares to the Company and Shareholders shall again apply.

              (iv) Within the limitations herein provided, and subject to the Companies Acts, the Company may purchase the shares of the Company from any offering Shareholder; provided, however, that at no time shall the Company be permitted to purchase all of its outstanding voting shares. Any sale or transfer or purported sale or transfer of the shares of the Company shall be null and void unless the terms, conditions, and provisions of this Subsection 2.19(b) are strictly observed and followed.

              (v) The Company shall place an appropriate legend on all certificates for its shares of Common Stock referring to the provisions of this Subsection 2.19(b) restricting the transfer of shares.

              (vi) The provisions of this Subsection 2.19(b) shall (a) not apply to any transfer of any of the shares of Common Stock of the Company in accordance with Regulation S or Rule 144 or Rule 144A promulgated under the United States Securities Act of 1933, as amended (the "Securities Act"), and
(b) terminate and be of no further force or effect upon the closing of a Qualified Public Offering.

                         ARTICLE III -- SHARE RIGHTS

3.1    SHARE CAPITAL

       (a) The capital of the Company shall be divided into such shares with the rights and restrictions contained in these Bye-Laws as follows:

              (i) 12,000 Ordinary Shares of a par value of US$1.00, each the holders of which shall, subject to the provisions of these Bye-laws:

                     (1)    be entitled to one vote per Ordinary Share;

                     (2) not be entitled to any dividends in respect of such Ordinary Share;

                     (3) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purposes of a reorganization or otherwise or upon any distribution of capital, be entitled, pari passu with the holders of Common Shares (subject to the liquidation preferences set forth in Bye-Law 3.3) to an amount equal to the capital paid up on such Ordinary Shares but to no other or further amount;

                     (4) be subject to repurchase of such Ordinary Shares, whether at the option of the Company or the holder on such terms as the Directors may by resolution determine; and

              (ii) 56,500,000 Preferred Shares of a par value of US$0.83, subdivided into Series as the Directors may from time to time determine, the holders of which shall, subject to the provisions of these Bye-laws:

                     (1)    be entitled to one vote per Preferred Share;

                     (2) be entitled to such dividends as the Directors may from time to time declare, subject to the provisions of Bye-Law 3.2;

                     (3) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purposes of a reorganization or otherwise or upon any distribution of capital, be entitled to receive distributions in accordance with the liquidation preferences of outstanding Preferred Shares set forth in Bye-Law 3.3;

                     (4) be entitled to convert such Preferred Shares into Common Shares on such terms as the Directors may from time to time determine prior to the issue of the relevant Series, subject to the provisions of Bye-Law 3.4;

                     (5) not be entitled to request repurchase with respect to such Preferred Shares; and

              (iii) 100,000,000 of Common Shares of a par value of US$0.001, the holders of which shall, subject to the provisions of these Bye-laws:

                     (1)    be entitled to one vote per Common Share;

                     (2) be entitled to such dividends as the Directors may from time to time declare with respect to such Common Shares, subject to the provisions of Bye-Law 3.2;

                     (3) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purposes of a reorganization or otherwise or upon any distribution of capital, be entitled, pari passu with the holders of Ordinary Shares and subject to the liquidation preference set forth in Bye-Law 3.3 to an amount equal to the par value per Common Share and thereafter to all the surplus assets attributable to such Common Shares; and

                     (4) not be entitled to request repurchase with respect to Common Shares.

       Subject to compliance with the covenants granted in Sections 3.2 to 3.6, inclusive, of these Bye-Laws to the Preferred Stock (collectively, the "Covenants"), the shares of Preferred Stock authorized by these Bye-Laws may be issued from time to time in one or more series. Subject to compliance with the Covenants, for any wholly unissued series of Preferred Stock, the Board is hereby authorized to fix and alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences, number of shares constituting any such series, designation thereof, and any other rights, preferences or privileges attendant thereto, or any of them.

       Subject to compliance with the Covenants, for any series of Preferred Stock having issued and outstanding shares, the Board is hereby authorized to increase or decrease the number of shares of such series when the number of shares of such series was originally fixed by the Board, but such increase or decrease shall be subject to the limitations and restrictions stated in the resolution of the Board originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

       The Company shall from time to time in accordance with the Companies Acts increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Series A, Series A1, Series B, Series B1, Series C, Series C1, Series D, Series D1, Series E, Series E1, Series F, Series F1, Series G, Series G1 Series H or Series H1 Preferred Stock.

       The relative rights, preferences, privileges and restrictions granted to or imposed on the respective series and classes of the shares of capital stock or the holders thereof are as provided in Sections 3.2 to 3.6 below.

3.2    DIVIDENDS

       The holders of the outstanding shares of Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends payable in preference and priority to any payment of any dividend on Junior Shares at the rate of Five Cents ($.05) per share, per annum or, if greater (as determined on a per annum basis and an as-converted basis for Preferred Stock), an amount equal to that paid on any other outstanding shares of the Company, payable on each outstanding share of Preferred Stock, when and as declared by the Board of Directors. The right to such dividends on shares of Preferred Stock shall not be cumulative, and no right shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any prior year. Notwithstanding the foregoing, the Company may repurchase or redeem Junior Shares from employees of the Company upon termination of employment, pursuant to the terms of the restrictive stock agreements entered into with such employees, provided that, except with the prior approval of a majority of the Directors who are neither officers nor employees of the Company ("Non-Management Directors"), the Company will not redeem or repurchase any equity securities (including rights, options, warrants or convertible securities) held by any officer, director or employee of, or any consultant to, the Company and except with the prior approval of two-thirds of the disinterested members of the Board (with respect to such transaction), the Company will not redeem or repurchase any equity securities (including rights, options, warrants or convertible securities) of the Company held by any other persons or entities. Notwithstanding the foregoing, the Company
(i) may repurchase unvested stock at cost from terminated employees or consultants and (ii) may, with the approval of the Compensation Committee, exercise rights of first refusal applicable to transfers of vested stock held by employees or consultants.

       In the event the Company shall declare any other dividend, or a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Preferred Stock were the holders of the number of shares of Common Stock of the Company into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

       Dividends, if paid, or if declared and set apart for payment, must be paid on or declared and set apart for payment on each share of Preferred Stock contemporaneously, and if less than full dividends are paid on or declared and set apart for payment, the same percentage of the applicable dividend rate will be paid on or declared and set apart for payment on each share of Preferred Stock.

3.3    LIQUIDATION PREFERENCE

       (a) In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the holders of the Series A1 Preferred Stock, Series B1 Preferred Stock, Series C1 Preferred Stock, Series D1 Preferred Stock, Series E1 Preferred Stock, Series F1 Preferred Stock, Series G1 Preferred Stock, Series H1 Preferred Stock (the "Senior Preferred Stock") shall be entitled to receive, on a pari passu basis and prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock , Series H Preferred Stock and Common Stock by reason of their ownership of such stock, the amount of $0.83, $1.20, $1.50, $3.00, $10.00, $11.50, $7.00 and
$7.00 per share for each share of Series A1 Preferred Stock, Series B1 Preferred Stock, Series C1 Preferred Stock, Series D1 Preferred Stock,
Series E1 Preferred Stock, Series F1 Preferred Stock , Series G1 Preferred Stock and Series H1 Preferred Stock, respectively, then held by them, adjusted for any combinations, consolidations, or stock distributions or dividends with respect to such shares and, in addition, an amount equal to all declared but unpaid dividends on the Senior Preferred Stock. If the assets and funds thus distributed among the holders of the Senior Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Senior Preferred Stock in proportion to the respective preferential amounts fixed for each series upon such an event.

       (b) After payment has been made to the holders of the Senior Preferred Stock of the full amounts to which they are entitled, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock (the "Junior Preferred Stock") shall be entitled to receive, on a pari passu basis and prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock by reason of their ownership of such stock, the amount of $0.83, $1.20, $1.50, $3.00, $10.00, $11.50, $7.00 and $7.00 per share for each share of
Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, respectively, then held by them, adjusted for any combinations, consolidations, or stock distributions or dividends with respect to such shares and, in addition, an amount equal to all declared but unpaid dividends on the Junior Preferred Stock. If the assets and funds thus distributed among the holders of the Junior Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Junior Preferred Stock in proportion to the respective preferential amounts fixed for each series upon such an event.

       (c) After payment has been made to the holders of the Senior Preferred Stock and the Junior Preferred Stock of the full amounts to which they shall be entitled as aforesaid, the holders of the Common Stock shall be entitled to receive all remaining assets of the Company on a pro rata basis based on the number of shares held by each such holder.

       (d) For purposes of this Section 3.3, a merger or consolidation of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, shall be treated as a liquidation, dissolution or winding up, unless the Shareholders of the Company hold at least 50% of the outstanding voting equity securities of the surviving corporation; provided that nothing contained in this subsection (d) shall limit the right of a holder of Preferred Stock to convert such shares into Common Stock prior to the effective date of any such transaction.

       (e) Each holder of an outstanding share of Preferred Stock shall be deemed to have consented to distributions made by the Company in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the Company and such persons, provided that, except with the prior approval of a majority of the Non-Management Directors, the Company will not redeem or repurchase any equity securities (including rights, options, warrants or convertible securities) held by any officer, director or employee of, or any consultant to, the Company and except with the prior approval of two-thirds of the disinterested members of the Board (with respect to such transaction), the Company will not redeem or repurchase any equity securities (including rights, options, warrants or convertible securities) of the Company held by any other persons or entities. Notwithstanding the foregoing, the Company
(i) may repurchase unvested stock at cost from terminated employees or consultants and (ii) may, with the approval of the Compensation Committee, exercise rights of first refusal applicable to transfers of vested stock held by employees or consultants.

3.4    CONVERSION INTO COMMON STOCK

       The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

       (a)    RIGHT TO CONVERT.

              (i) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common

Stock, as is determined in the case of the Series A Preferred Stock by dividing $0.83 by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred Stock (the "Series A Conversion Price") shall initially be $0.83 per share of Common Stock. The initial Series A Conversion Price shall be subject to adjustment as hereinafter provided.

              (ii) Each share of Series A1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock, as is determined in the case of the Series A1 Preferred Stock by dividing $0.83 by the Series A1 Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series A1 Preferred Stock (the "Series A1 Conversion Price") shall initially be $0.83 per share of Common Stock. The initial Series A1 Conversion Price shall be subject to adjustment as hereinafter provided.

              (iii) Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock, as is determined in the case of the Series B Preferred Stock by dividing $1.20 by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series B Preferred Stock (the "Series B Conversion Price") shall initially be $1.20 per share of Common Stock. The initial Series B Conversion Price shall be subject to adjustment as hereinafter provided.

              (iv) Each share of Series B1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock, as is determined in the case of the Series B1 Preferred Stock by dividing $1.20 by the Series B1 Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series B1 Preferred Stock (the "Series B1 Conversion Price") shall initially be $1.20 per share of Common Stock. The initial Series B1 Conversion Price shall be subject to adjustment as hereinafter provided.

              (v) Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock, as is determined in the case of the Series C Preferred Stock by dividing $1.50 by the Series C Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series C Preferred Stock (the "Series C Conversion Price") shall initially be $1.50 per share of Common Stock. The initial Series C Conversion Price shall be subject to adjustment as hereinafter provided.

              (vi) Each share of Series C1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock, as is determined in the case of the Series C1 Preferred Stock by dividing $1.50 by the Series C1 Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series C1 Preferred Stock (the

"Series C1 Conversion Price") shall initially be $1.50 per share of Common Stock. The initial Series C1 Conversion Price shall be subject to adjustment as hereinafter provided.

              (vii) Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock, as is determined in the case of the Series D Preferred Stock by dividing $3.00 by the Series D Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series D Preferred Stock (the "Series D Conversion Price") shall initially be $3.00 per share of Common Stock. The initial Series D Conversion Price shall be subject to adjustment as hereinafter provided.

              (viii) Each share of Series D1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock, as is determined in the case of the Series D1 Preferred Stock by dividing $3.00 by the Series D1 Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series D Preferred Stock (the "Series D1 Conversion Price") shall initially be $3.00 per share of Common Stock. The initial Series D1 Conversion Price shall be subject to adjustment as hereinafter provided.

              (ix) Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock, as is determined in the case of the Series E Preferred Stock by dividing $10.00 by the Series E Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series E Preferred Stock (the "Series E Conversion Price") shall initially be $10.00 per share of Common Stock. The initial Series E Conversion Price shall be subject to adjustment as hereinafter provided.

              (x) Each share of Series E1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock, as is determined in the case of the Series E1 Preferred Stock by dividing $10.00 by the Series E1 Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series E Preferred Stock (the "Series E1 Conversion Price") shall initially be $10.00 per share of Common Stock. The initial Series E1 Conversion Price shall be subject to adjustment as hereinafter provided.

              (xi) Each share of Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock, as is determined in the case of the Series F Preferred Stock by dividing $11.50 by the Series F Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series F Preferred Stock (the "Series F Conversion Price") shall initially be $11.50 per share of Common Stock. The initial Series F Conversion Price shall be subject to adjustment as hereinafter provided.

              (xii) Each share of Series F1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock, as is determined in the case of the Series F1 Preferred Stock by dividing $11.50 by the Series F1 Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series F1 Preferred Stock (the "Series F Conversion Price") shall initially be $11.50 per share of Common Stock. The initial Series F1 Conversion Price shall be subject to adjustment as hereinafter provided.

              (xiii) Each share of Series G Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock, as is determined in the case of the Series G Preferred Stock by dividing $7.00 by the Series G Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series G Preferred Stock (the "Series G Conversion Price") shall initially be $7.00 per share of Common Stock. The initial Series G Conversion Price shall be subject to adjustment as hereinafter provided.

              (xiv) Each share of Series G1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock, as is determined in the case of the Series G1 Preferred Stock by dividing $7.00 by the Series G1 Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series G1 Preferred Stock (the "Series G1 Conversion Price") shall initially be $7.00 per share of Common Stock. The initial Series G1 Conversion Price shall be subject to adjustment as hereinafter provided.

              (xv) Each share of Series H Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock, as is determined in the case of the Series H Preferred Stock by dividing $7.00 by the Series H Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series H Preferred Stock (the "Series H Conversion Price") shall initially be $7.00 per share of Common Stock. The initial Series H Conversion Price shall be subject to adjustment as hereinafter provided.

              (xvi) Each share of Series H1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock, as is determined in the case of the Series G1 Preferred Stock by dividing $7.00 by the Series H1 Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series H1 Preferred Stock (the "Series G1 Conversion Price") shall initially be $7.00 per share of Common Stock. The initial Series H1 Conversion Price shall be subject to adjustment as hereinafter provided.

       (b) AUTOMATIC CONVERSION. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price of such share upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock at an aggregate offering price of not less than $25,000,000; provided, however, that the Series G Preferred Stock shall not be automatically converted into Common Stock pursuant to this paragraph unless (i) the foregoing $25,000,000 threshold is met and (ii) the price to public in such offering is greater than or equal to $4.00 per share.

       (c) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price for such shares. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Stock, and shall give written notice to the Company at such office that he elects to convert the same. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Except as set forth in Section 3.4(b) above, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

       (d)    ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES.

              (i) Adjustments for Subdivisions, Combinations or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split or otherwise), into a greater number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

              (ii) Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Company, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this
Section 3.4 with respect to the rights of the holders of the Preferred Stock.

              (iii) Adjustments for Reorganization, Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by reorganization (unless such reorganization is deemed a liquidation under Section 3.3(b) hereof), reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock or other securities or property equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before such event; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

              (iv) Series G and Series G1 Fair Market Value Antidilution Adjustment. In addition to the adjustment provided for in Section 3.4(d)(i),
(ii) and (iii), the Series G Conversion Price and Series G1 Conversion Price shall be subject to adjustment from time to time as follows:

                            (a)    If the Company shall issue (or, pursuant
to subdivision (iv)(a)(iii)(z) hereof, shall be deemed to have issued) any Common Stock other than Excluded Stock (as hereinafter defined) for a consideration per share less than the Fair Market Value (as hereinafter defined) per share immediately prior to the issuance of such Common Stock (excluding stock dividends, subdivisions, split-ups, combinations, dividends or recapitalizations), the Series G Conversion Price and/or the Series G1 Conversion Price, as the case may be, in effect immediately after each such issuance shall forthwith (except as provided in this subsection) be adjusted to a price equal to the quotient obtained by dividing:

                                   (i)    an amount equal to the sum of

                                          (1)    the total number of shares
of Common Stock outstanding (including any shares of Common Stock issuable upon conversion of outstanding of Preferred Stock, options, warrants, or other securities convertible into Common Stock) immediately prior to such issuance multiplied by the Conversion Price for the Series G Preferred Stock and/or Series G1 Preferred Stock, as the case may be, in effect immediately prior to such issuance, plus

                                          (2)    the aggregate consideration
received by the Company upon such issuance, by

                                   (ii)   the total number of shares of
Common Stock outstanding immediately prior to such issuance of Common Stock (including any shares of Common Stock issuable upon conversion of outstanding Preferred Stock, options, warrants, or other securities convertible into Common Stock) plus the number of shares of Common Stock issued in the transaction which resulted in the adjustment pursuant to this subsection.

                                   (iii)  For the purposes of any adjustment
of the Conversion Price for Series G Preferred Stock and Series G1 Preferred Stock pursuant to this subsection, the following provisions shall be applicable:

                                          (x)    In the case of the issuance
of Common Stock for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith;

                                          (y)    In the case of the issuance
of Common Stock for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the Fair Market Value (as hereinafter defined) of such consideration.

                                          (z)    In the case of the issuance
of (i) options to purchase or rights to subscribe for Common Stock, (ii) securities, by their terms, convertible into or exchangeable for Common Stock, or (iii) options to purchase or rights to subscribe for securities, by their terms, convertible into or exchangeable for Common Stock:

                                          (a)    the aggregate maximum number
of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions
(x) and (y) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                          (b)    the aggregate maximum number
of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (x) and (y) above);

                                          (c)    on any change in the number
of shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                                          (d)    on the expiration of any
such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights relate to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

                            (b)    "Excluded Stock" shall mean:

                                   (i)    all shares of Series A, Series A1,
Series B, Series B1, Series C, Series C1, Series D, Series D1, Series E, Series E1, Series F, Series F1, Series G and Series G1 Preferred Stock and the Common Stock into which the shares of such series of Preferred Stock are convertible;

                                   (ii)   all shares of Common Stock or
securities convertible into Common Stock, or options or warrants exercisable for or convertible into Common Stock or securities convertible into Common Stock issued to employees and officers of, and consultants, customers, vendors and equipment lessors to, the Company, pursuant to any arrangement approved by the compensation committee of Board of Directors of the Company;

                                   (iii)  all shares of the Common Stock or
securities convertible into Common Stock, or options or warrants exercisable for or convertible into Common Stock or securities convertible into Common Stock issued to any director of the Company pursuant to any arrangement approved by the a majority of the disinterested members of the Board of Directors of the Company

                                   (iv)   all shares of the Common Stock or
securities convertible into Common Stock, or options or warrants exercisable for or convertible into Common Stock or securities convertible into Common Stock issued in connection with any joint venture transaction or strategic development agreement between the Company and any third party, which agreement has been approved by the Board of Directors of the Company

                                   (v)    the Series G Preferred Stock and/or
Series G-1 Preferred Stock issuable upon exercise of a Warrant Certificate issued to Northern Telecom, Ltd. ("Nortel") and the Common Stock issuable upon conversion of such Series G Preferred Stock and/or Series G-1 Preferred Stock

                                   (vi)   the warrants issued in connection
with the Company's 1999 bridge loan financing having an exercise price of $0.70 per share and the shares of Common Stock issuable upon exercise of such warrants.

       All outstanding shares of Excluded Stock (including shares issuable upon conversion of the Preferred Stock) shall be deemed to be outstanding for all purposes of the computations of this subsection.

                            (c)    All calculations under this subsection
shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

                            (d)    For the purpose of any computation
pursuant to this subsection, the "Fair Market Value" at any date of one share or unit of a security, shall mean:

                                   (i)    If such security is listed or
admitted to trading on any exchange or quoted on the Nasdaq National Market or any similar organization, the Fair Market Value shall equal the average of the daily closing prices per share for the twenty (20) consecutive trading days immediately preceding the date of public announcement of the event giving rise to adjustment under this subsection or, if no such public announcement is made with respect to such event, the average of the daily closing prices per share for the twenty (20) consecutive trading days immediately preceding the day as of which the Fair Market Value is being determined. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and ask prices regular way, in either case on the New York Stock Exchange, or, if such security is not listed admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the shares are listed or admitted to trading, or if such security is not so listed or admitted to trading, the average of the highest reported bid and lowest reported ask prices as furnished by the National Association of Securities Dealers, Inc. through the Nasdaq National Market or through a similar organization.

                                   (ii)   If such security is not listed or
admitted to trading on any exchange or quoted through the Nasdaq National Market or any similar organization, the Fair Market Value shall be determined by the Board of Directors of the Company, in good faith and in the exercise of reasonable business judgment, without taking into consideration any premium for shares representing control of the Company, any discount for any minority interest therein or any restrictions on transfer under federal and applicable state securities laws or otherwise, which determination shall be conclusive, and which determination of valuation shall be sent in writing by the Board of Directors of the Company to the holders of the Series G and Series G1 Preferred Stock. In the event that the holders of at least fifty percent (50%) of the then-outstanding Series G and Series G1 Preferred Stock disagree with such valuation, such holders may provide written notice of such disagreement to the Company within thirty (30) days following such notice from the Board of Directors of the Company. For a period of fifteen days following the delivery of the last timely delivered notice of disagreement, the Company and such holders shall in good faith seek to agree upon a valuation. If, at the end of such 15-day period, the Company and such holders have not agreed upon a valuation. If, at the end of such 15-day period, the Company and such holders have not agreed upon a valuation, then, to the fullest extent permitted by law, the Fair Market Value shall be determined by independent appraisal by an independent appraiser hired and paid by the Company and mutually acceptable to the Company and such holders.

       (e) NO IMPAIRMENT. The Company will not, by amendment of its Bye-Laws or its Memorandum or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.4 and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

       (f) MINIMAL ADJUSTMENTS. No adjustment in the Conversion Price for any series of Preferred Stock need be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

       (g) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3.4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

       (h) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

       (i) NO INCONSISTENT AGREEMENTS. The Company will not enter into any agreement with respect to its securities which is inconsistent with the rights granted in Section 3.4 or otherwise conflicts with the provisions of such section. The rights granted in Section 3.4 do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound.

       (j) NOTICES OF RECORD DATE. In the event that the Company shall propose at any time:

              (i) to declare any dividend or distribution upon its shares of Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

              (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

              (iii) to effect any reclassification or recapitalization of its shares of Common Stock outstanding involving a change in the shares of Common Stock; or

              (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Company shall send to the holders of the Preferred Stock:

                     (1) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                     (2) in the case of the matters referred to in (iii) and (iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the occurrence of such event).

       Each such written notice shall be delivered in the manner prescribed by Section 2.18 of these Bye-Laws.

3.5    VOTING RIGHTS

       The holders of Preferred Stock shall be entitled to notice of any Shareholders' meeting and, except as otherwise required by law, to vote on all matters submitted to the Shareholders for a vote, together with the holders of Common Stock, with the holders of Preferred Stock having one vote for each full share of Common Stock into which their respective shares of Preferred Stock are convertible on the record date for the vote or, if no such record date is established, at the date such vote is taken or any written consent of Shareholders is solicited, and the holders of Common Stock having one vote per share of Common Stock. Except as otherwise expressly provided herein or as required by law, the holders of shares of Preferred Stock and Common Stock shall vote together and not as separate classes.

3.6    PROTECTIVE PROVISIONS

       (a) In addition to any other rights provided by law, so long as at least 500,000 shares of Preferred Stock shall be outstanding, the Company shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Preferred Stock voting as a single class:

              (i) amend or repeal any provision of, or add any provision to, the Company's Bye-Laws or Memorandum if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the Preferred Stock, or increase or decrease the authorized number of shares of Preferred Stock or Common Stock;

              (ii) create, authorize or issue shares of any class of stock or any other securities convertible into equity securities of the Company (i) having any preference over the Preferred Stock with respect to voting, dividends, upon liquidation or otherwise, or (ii) having rights superior to any of the rights of the Preferred Stock under this Section 3.6;

              (iii) reclassify any Junior Shares into shares having any preference or priority as to dividends or assets superior to any such preference or priority of the Preferred Stock;

              (iv) sell, convey or otherwise dispose or encumber all or substantially all of its property or assets or merge or consolidate with or into any other corporation or corporations or effect any transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of;

              (v) pay or declare any dividend on any shares of Preferred Stock or Common Stock;

              (vi) do any act or thing which would result in taxation of the holders of shares of the Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended, of the United States, 26 U.S.C.
Section 1 et. seq. (or any comparable provision of the Code as hereafter from time to time amended); or

              (vii) create or authorize any Ordinary Shares beyond the 12,000 Ordinary Shares authorized in Section 3.1 or issue any of the 12,000 Ordinary Shares authorized in Section 3.1.

       For purposes of this Section 3.6 (a), shares of different series of the same class of shares shall not constitute different classes for the purpose of voting by classes except where a particular series is adversely affected in a different manner than shares of the other series of the same class, in which event the affirmative vote or consent of the holders of a majority of the shares of adversely affected series shall be required with respect to the matter being considered. Notwithstanding the foregoing, from and after the initial issuance of Series G Preferred Stock, the Board may not increase the authorized number of shares of Series G Preferred Stock without the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series G Preferred Stock voting as a separate series.

       (b) Until the closing of a Qualified Public Offering, the Company shall not:

              (i) engage, directly or indirectly, in any business other than the microcellular business (the "Microcellular Business") except with the prior consent of Nortel, or if Limited Exclusivity as defined in the OEM Agreement dated March 1998 between Nortel and the Company (the "OEM Agreement") has terminated, a majority of the Non-Managment Directors;

              (ii) acquire stock or assets of, acquire by merger or consolidation, or make an investment in, any person or entity engaged primarily in the Microcellular Business, in any transaction or series of related transactions of any form or type involving aggregate consideration having value in excess of $5,000,000 or (ii) acquire stock or assets of, acquire by merger or consolidation, or make an investment in, any person or entity not engaged primarily in the Microcellular Business, in any transaction or series of related transactions of any form or type involving aggregate consideration having value in excess of $1,000,000 (or in excess of $5,000,000 for all such transactions from and after March 31, 1998) except with the prior consent of Nortel, or if the Exclusivity Period as defined in the OEM Agreement has terminated, a majority of the Non-Management Directors. For purposes of determining such aggregate total value, the value of non-cash consideration shall be determined in accordance with the principles established in the Section 3.4(d)(iv) and such consideration shall be deemed to include the amount of indebtedness and other liabilities that are assumed by the Company or any of its Affiliates and that are required to be accrued on a consolidated balance sheet of the Company in accordance with generally accepted accounting principles;

              (iii) sell or agree to sell any GSM (as defined in the Series G Preferred Stock and Warrant Agreement dated as of March 16, 1998 between the Company and Nortel (the "Purchase Agreement")) Proprietary Assets (as defined in the License Agreement dated March 1998 among the Company, Nortel and Matra Cellular SCA (the "License Agreement")) outside of the ordinary course of business, except with the prior written consent of Nortel and except for sales or licenses of radio or BTS GSM Proprietary Assets or, subject to the provisions in the License Agreement, in connection with a sale of the Company in connection with which the Company has complied with the provisions of Sections 6.13, 6.4 and 6.15 of the Purchase Agreement to the extent applicable. Except with the prior approval of a majority of the Non-Management Directors or, subject to the provisions in the License Agreement, in connection with a sale of the Company in connection with which the Company has complied with the provisions of Sections 6.13, 6.4 and 6.15 of the Purchase Agreement to the extent applicable, the Company will not sell or agree to sell any assets outside of the ordinary course of business, or license or sell, or agree to license or sell, any non-GSM Proprietary Assets or any radio or BTS GSM Proprietary Assets;

              (iv) enter into any transaction with any person (other than the Company or any direct or indirect majority-owned Subsidiary of the Company) that is (a) the Beneficial Owner of 5% or more of the outstanding voting securities of the Company or (b) an affiliate or associate of any such person or entity except with the prior approval of a majority of the disinterested members of the Board (with respect to such transaction);

              (v) adopt a budget for any fiscal year or make material expenditures beyond the limits set by such budget without the consent of a majority of the members of the Board;

              (vi) incur any debt (including obligations for borrowed money, obligations evidenced by notes or other instruments, obligations in connection with letters of credit or guarantees, obligations for the deferred purchase price of property or services (including installment sales contracts) and capitalized lease obligations) in an amount exceeding $1,000,000 in total aggregate principal amount except with the prior approval of two-thirds of the members of the Board;

              (vii) enter into any employment agreement with any officer or other employee of the Company under which the total consideration (base salary plus guaranteed bonus, multiplied by the total number of years of such agreement, including any extensions thereof that may be made at the election of the employee) payable by the Company and its Subsidiaries exceeds or may reasonably be expected to exceed $250,000 except with the prior approval of the Compensation Committee. The compensation, both in the form of cash and equity incentives, paid by the Company to its executive officers will be subject to the approval of the Compensation Committee, and will be reviewed by the Compensation Committee at least annually.

       Transactions and other actions undertaken by any majority-owned Subsidiary of the Company shall be subject to the restrictions set forth in this Section 3.6 (b) if such transactions and other actions would, if undertaken by the Company, be subject to such restrictions.

3.7    RESIDUAL RIGHTS

       All rights accruing to the outstanding shares of the Company not expressly provided for to the contrary herein shall be vested in the Common Stock.

                            ARTICLE IV -- MEETINGS

4.1    GENERAL MEETINGS

       The Board shall convene and the Company shall hold Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint.

4.2    SPECIAL GENERAL MEETINGS

       A special general meeting of the Shareholders may be called at any time by the Board, or by the chairman of the Board, or by the president, or by one or more Shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

4.3    TELEPHONE MEETINGS

       A meeting of the Shareholders or any class or series thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participating in such a meeting shall constitute presence in person at such meeting.

4.4    NOTICE OF GENERAL MEETINGS

       An Annual General Meeting and a Special General Meeting shall be called by not less than 10 days' notice in writing. The notice shall specify the place, day and time of the meeting, and the general nature of the business to be considered. No business not referred to in the notice of any such meeting shall be conducted at such meeting. Notice of every general meeting shall be given in any manner permitted by this Section 4.4 to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company. Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed, in the case of a meeting called as an Annual General Meeting, by all the Shareholders entitled to attend and vote thereat.

       The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

4.5    PROCEEDINGS AT GENERAL MEETINGS

       No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a Chairman which shall not be treated as part of the business of the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat constitutes a quorum for the transaction of business at all meetings of Shareholders. Notwithstanding the foregoing, no business may be transacted at any general meeting of Shareholders unless at least two Shareholders are present at the meeting in person. The Shareholders present in person or by proxy at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved at such meeting by at least a majority of the shares required to constitute a quorum.

       If within five minutes (or such longer time as the Chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the Chairman of the meeting may determine and at such adjourned meeting two Shareholders present in person (whatever the number of shares held by them) shall be a quorum.

       Each Director shall be entitled to attend and speak at any general meeting of the Company.

4.6    CHAIRMAN

       The Chairman (if any) of the Board or, in his absence, the President shall preside as Chairman at every general meeting. If there is no such Chairman or President, or if at any meeting neither of the Chairman nor the President is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as Chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as Chairman if willing to act. If no Director is present or, if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be Chairman.

       The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

       Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

4.7    VOTING

       Save where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

       At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

       (a)    the Chairman of the meeting or any Director; or

       (b) at least three Shareholders present in person or represented by proxy; or

       (c) any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than five percent (5%) of the total voting rights of all the Shareholders having the right to vote at such meeting; or

       (d) a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than five percent (5%) of the total sum paid up on all such shares conferring such right.

       Unless a poll is so demanded and the demand is not withdrawn, a declaration by the Chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the Minute Book of the Company shall be conclusive evidence of the fact without proof of the number of votes recorded for or against such resolution.

       If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

       Any poll demanded shall be taken forthwith.

       The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is earlier.

       On a poll, votes may be cast either personally or by proxy.

       A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

       In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the Chairman of such meeting shall not be entitled to a second or casting vote.

       In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

       A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

       No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

       If (i) any objection shall be raised to the qualification of any voter or (ii) any votes have been counted which ought not been counted or which might have been rejected or (iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the Chairman decides that the same may have affected the decision of the meeting. The decision of the Chairman on such matters shall be final and conclusive.

4.8    CUMULATIVE VOTING

       At any meeting at which directors are to be elected, a Shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such Shareholder normally is entitled to cast) if the candidates' names have been placed in nomination prior to commencement of the voting and the Shareholder has given notice prior to commencement of the voting of the Shareholder's intention to cumulate votes. If any Shareholder has given such a notice, then every Shareholder entitled to vote may cumulate votes for candidates in nomination either (i) by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that Shareholder's shares are normally entitled or (ii) by distributing the Shareholder's votes on the same principle among any or all of the candidates, as the Shareholder thinks fit. The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected; votes against any candidate and votes withheld shall have no legal effect. This Section 4.8 may only be amended by the affirmative vote of seventy-five percent (75%) of the outstanding shares entitled to vote.

4.9    CORPORATE TRANSACTIONS

       (a) AMALGAMATION OR MERGER: An amalgamation or merger of this Company with or into another corporation, shall be approved by the affirmative vote of a majority of the outstanding shares entitled to vote.

       (b) SALE OF ASSETS: A sale, lease, conveyance, exchange, transfer or other disposal of all or substantially all of the Company's assets (with the exception of transactions which are, in the judgment of the Board, in the usual and regular course of the Company's business) shall be approved by the affirmative vote of a majority of the outstanding shares entitled to vote.

       (c) SHARE EXCHANGE: Any transaction in which the Company acquires shares of another corporation in exchange in whole or in part for its equity securities (or the equity securities of a corporation which is in control of the Company), whereby, immediately after the acquisition, the Company has control of the other corporation, shall be approved by the affirmative vote of a majority of the outstanding shares entitled to vote.

       (d) EXCEPTIONS: No approval of the outstanding shares will be required under subsections (a) and (c) of this Section 4.9 if the Company, or its Shareholders immediately before the reorganization, or both, shall own (immediately after the reorganization) equity securities, other than any warrant or right to subscribe to or purchase such equity securities, of the surviving or acquiring corporation or a parent party possessing more than five-sixths of the voting power of the surviving or acquiring corporation or parent party. In making the determination of ownership by the Shareholders of the Company, immediately after the reorganization, of equity securities pursuant to the preceding sentence, equity securities which Shareholders owned immediately before the reorganization as Shareholders of another party to the transaction shall be disregarded. For the purpose of this section only, the voting power of a corporation shall be calculated by assuming the conversion of all equity securities convertible, immediately or at some future time, into shares entitled to vote but not assuming the exercise of any warrant or right to subscribe to or purchase such shares.

       (e)    VOTING REQUIREMENTS:  The voting requirements in this Section
4.9 are in addition to any voting requirements set forth in the Companies Acts or elsewhere in these Bye-Laws.

4.10   PROXIES AND CORPORATE REPRESENTATIVES

       The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorized by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorized to sign the same.

       Any Shareholder may appoint a standing proxy or (if a corporation) representative by depositing at the Registered Office a proxy or (if a corporation) an authorization and such proxy or authorization shall be valid for all general meetings and adjournments thereof until notice of revocation is received at the Registered Office. Where a standing proxy or authorization exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorization, which shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

       Subject to this Section 4.10, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith) prior to the holding of the meeting or adjourned meeting at which the person named in the instrument proposed to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid.

       Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting forms of instruments of proxy for use at that meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

       A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

       Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorizations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at general meetings.

4.11   SHAREHOLDER ACTION BY UNANIMOUS WRITTEN CONSENT WITHOUT A MEETING

       Subject to the Companies Act, any action required or permitted to be taken by the Shareholders may be taken without a meeting, provided that all Shareholders individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Shareholders. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the Shareholders.

                            ARTICLE V -- DIRECTORS

5.1    POWERS AND DUTIES OF THE BOARD

       Subject to the provisions of the Companies Acts and these Bye-Laws and to any direction given by the Company in general meeting, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such director shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

       The Board may exercise all the powers to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

       All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

       The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

       The Board may, with the approval of the President, from time to time appoint one or more of its body to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

       The Board may, from time to time without the approval of the Shareholders of the Company, but subject to the requirements of the Companies Acts, authorize, and cause the Company to repurchase any of its issued and outstanding shares.

5.2    DELEGATION OF THE BOARD'S POWERS

       The Board may, by power of attorney, appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

       The Board may entrust to and confer upon any Director or officer any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

       The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed upon it by the Board.

       The holder(s) of a majority of the outstanding shares of Series G Preferred shall approve the appointment of one member of any committee formed by the board. The foregoing provisions are subject to the terms of that certain Voting Agreement dated March 1998, to which certain Shareholders of the Company are parties, regarding the voting of such Shareholders in the election of directors.

5.3    APPOINTMENT AND REMOVAL OF DIRECTORS

       Subject to the Companies Acts and these Bye-Laws, a director shall hold office until the expiration of the term for which elected and until a successor has been qualified and elected.

       The Shareholders shall at the Annual General Meeting and may in any general meeting determine the minimum and the maximum number of Directors and may in general meeting determine that one or more vacancies in the Board shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company in general meeting in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any Shareholder being an individual to be a Director so as to fill a casual vacancy.

       The Company may in a Special General Meeting called for that purpose remove a Director provided notice of any such meeting shall be served upon the Director concerned not less than 14 days before the meeting and he shall be entitled to be heard at that meeting. No Director may be removed (unless the entire Board is removed) when the votes cast against the removal would be sufficient to elect the Director if voted cumulatively at an election at which the same total number of votes were cast and the entire number of Directors authorized at the time of the Director's most recent election were then being elected. Any vacancy created by the removal of a Director at a Special General Meeting may be filled at the Meeting by the election of another Director in his place or, in the absence of any such election, by the Board.

       The foregoing provisions are subject to the terms of that certain Voting Agreement dated March 1998, to which certain Shareholders of the Company are parties, regarding the voting of such Shareholders in the election of directors.

5.4    RESIGNATION AND DISQUALIFICATION OF DIRECTORS

       The office of a Director shall be vacated upon the happening of any of the following events:

       (a) if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

       (b) if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

       (c)    if he becomes bankrupt or compounds with his creditors;

       (d)    if he is prohibited by law from being a Director;

       (e) if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-Laws.

5.5    ALTERNATE DIRECTORS

       The Company may in general meeting elect a person or persons qualified to be Directors to act as Directors in the alternative to any of the Directors of the Company or may authorize the Board to appoint such Alternate Directors. Additionally, unless otherwise resolved by the Shareholders, a Director may appoint an Alternate Director to act as a Director in his or her stead by notifying the Secretary in writing of such appointment. Any Alternate Director may be removed by the Company in general meeting, and if appointed by the Board, may be removed by the Board and, subject thereto, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

       An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is an alternate in his absence.

       Any person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent as if he were a Director.
Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is an alternate.

5.6    DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES

       The amount, if any, of Directors' fees shall from time to time be determined by the Shareholders of the Company in a general meeting and in the absence of a determination to the contrary in general meeting, such fees shall be deemed to accrue from day to day. Each Director may be paid his reasonable traveling, hotel and incidental expenses in attending and returning from meetings of the Board or committee constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

5.7    PLACE OF MEETINGS; TELEPHONE MEETINGS

       Regular meetings of the Board may be held at any place within or outside of Bermuda that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal business office of the Company. Special meetings of the Board may be held at any place within or outside Bermuda that has been designated in the notice of the meeting or, if not stated in the notice, at the registered office of the Company.


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

       Any meeting, regular or special, of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

5.8    DIRECTOR'S INTEREST

       (a) A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way or salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

       (b) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

       (c) Subject to the provisions of the Companies Acts, a Director may, notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favor of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

       (d) So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefits which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

       (e) Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

5.9    PROCEEDINGS OF THE BOARD

       The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes.

       Regular meetings of the Board may be held without additional notice if the times of such meeting are fixed by the Board. No business not contemplated in the notice of any such meeting shall be conducted at such meeting.

       Special meetings of the Board for any purpose or purposes may be called, with reasonable notice given, at any time by the Chairman of the Board, the President, any Vice President, the Secretary or any two directors.
 No business not contemplated in the notice of any such meeting shall be conducted at such meeting.

       The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

5.10   NOTICE

       Notice of a board meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or received by post, cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may waive notice of an meeting either prospectively or retrospectively.

5.11   QUORUM

       A quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of the Directors, provided that if a majority of Directors is less than five (5) then a quorum shall include one individual designated by Nortel and its assigns to the extent Nortel has rights pursuant to that certain Voting Agreement dated March 1998. Any Director who ceases to be a Director at a board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

       (a) A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested; provided, however, his vote shall be not counted, and he shall not be taken into account in ascertaining whether a quorum is present.

       (b) So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no quorum of Directors remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

5.12   CHAIRMAN

       The Board may elect a Chairman of the Board from amongst its members. If no Chairman of the Board is elected or he is absent, the President shall be Chairman. If at any meeting neither the Chairman of the Board nor the President is present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

5.13   BOARD ACTION BY UNANIMOUS WRITTEN CONSENT WITHOUT A MEETING

       Any action required or permitted to be taken by the Board or a committee thereof may be taken without a meeting, provided that all members of the Board or the committee, as the case may be, individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board or the committee, as the case may be. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the Board.

5.14   REPRESENTATION OF SHARES OF OTHER CORPORATIONS

       The chairman of the Board, the president, any vice president, the chief financial officer, the secretary or assistant secretary of the Company, or any other person authorized by the Board or the president or a vice president, is authorized to vote, represent, and exercise on behalf of the Company all rights incidental to any and all shares of any other corporation or corporations standing in the name of the Company. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.15   MINUTES

       The Directors shall cause minutes to be made and books kept for the purpose of recording:

       (a)    all appointments of officers made by the Directors;

       (b) the names of the Directors and other persons (if any) present at each meeting of Directors and of any committee;

       (c) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of committees;

       (d)    of all proceedings of managers (if any).

                            ARTICLE VI -- OFFICERS

6.1    OFFICERS

       The officers of the Company shall include a President or a Chairman and a Vice-President or Vice-Chairman who shall be Directors and shall be elected by the Board as soon as possible after the statutory meeting and each annual general meeting. In addition, the Board may appoint any person whether or not he is a Director to hold such other office (including any additional Vice-Presidencies) as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such officer may have against the Company or the Company may have against such officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.
Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Board.

6.2    ELECTION OF OFFICERS

       The officers of the Company, except such officers as may be appointed in accordance with the provisions of these Bye-Laws, shall be chosen by the Board, subject to the rights, if any, of an officer under any contract of employment.


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

6.3    SECRETARY

       The secretary shall keep or cause to be kept, at the registered office of the Company, a book of minutes of all meetings and actions of directors, committees of the Board and Shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at Shareholders' meetings, and the proceedings thereof.

       The secretary shall keep, or cause to be kept, at the registered office of the Company or at the office of the Company's transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all Shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

       The secretary shall give, or cause to be given, notice of all meetings of the Shareholders and of the Board required to be given by law or by these Bye-Laws, and shall keep the seal of the Company in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bye-Laws.

6.4    CHIEF FINANCIAL OFFICER

       The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any Director.

       The chief financial officer shall deposit all money and other valuables in the name and to the credit of the Company with such depositaries as may be designated by the Board, and shall disburse the funds of the Company as may be ordered by the Board, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Company, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bye-Laws.

6.5    SUBORDINATE OFFICERS

       The Board may with the approval of the President appoint, or the Board may empower the President to appoint, such other officers as the business of the Company may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bye-Laws or as the Board may from time to time determine.

                 ARTICLE VII -- RECORDS, REPORTS AND NOTICES

7.1    ACCOUNTING RECORDS AND FINANCIAL STATEMENTS

       The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Acts and the United States Foreign Corrupt Practices Act, whether or not the same may be applicable.

       The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors: provided that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Shareholder (other than an officer of the Company) shall have the right to inspect any accounting record or book or document of the Company except as conferred by law or authorized by the Board or the Company in general meeting.

7.2    AUDIT

       (a) APPOINTMENT OF AUDITOR. Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Shareholders shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Shareholder but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company. Such Auditor shall be a firm of independent public accountants of national standing in the United States.

       (b) REMUNERATION OF AUDITOR. The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Shareholders may determine.

       (c) VACATION OF OFFICE OF AUDITOR. If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

       (d) ACCESS TO BOOKS OF THE COMPANY. The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

7.3    MAINTENANCE OF SHAREHOLDER REGISTER

       The Company shall keep either at its Registered Office or at the office of its transfer agent or registrar (if either be appointed) or at some other place in Bermuda of which the Registrar of Companies has received notice, as determined by resolution of the Board, a Register of its Shareholders listing the names and addresses of all Shareholders and the number and class of shares held by each Shareholder. In addition, a copy of such Register shall be kept at its principal executive offices.

       A Shareholder or Shareholders of the Company who holds at least five percent (5%) in the aggregate of the outstanding voting shares of the Company or who holds at least one percent (1%) of such voting shares and has filed a
Schedule 14B with the Securities and Exchange Commission of the United States relating to the election of directors, may (i) inspect and copy a copy of the records of Shareholders' names, addresses, and shareholdings at the principal executive offices of the Company during usual business hours on five (5) days' prior written demand on the Company and (ii) obtain from the Company or, if applicable, the transfer agent of the Company, on written demand and (in the case of such transfer agent) on the tender of such transfer agent's usual charges for such list, a list of the names and addresses of the members who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the Shareholder after the date of demand. Such list shall be made available to any such members by the Company or, if applicable, the transfer agent on or before the later of five (5) days after the demand is received or five (5) days after the date specified in the demand as the date as of which the list is to be compiled.

       Any inspection and copying under this Section 7.3 may be made in person or by an agent or attorney of the Shareholder or holder of a voting trust certificate making the demand.

7.4    MAINTENANCE AND INSPECTION OF BYE-LAWS

       The Company shall keep at its registered office in Bermuda and at its principal business office outside Bermuda the original or a copy of these Bye-Laws as amended to date, which Bye-Laws shall be open to inspection by the Shareholders at all reasonable times during office hours. If the principal business office of the Company is outside Bermuda and the Company has no principal business office there, then the Secretary shall, upon the written request of any Shareholder, furnish to that Shareholder a copy of these Bye-Laws as amended to date.

7.5    ANNUAL REPORT TO SHAREHOLDERS

       The Board shall cause an annual report to be sent to the Shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the Company. Such report shall be sent at least fifteen (15) days (or, if sent by third-class mail, thirty-five (35) days) before the annual meeting of Shareholders to be held during the next fiscal year and in the manner specified in Section 4.2 of these Bye-Laws for giving notice to Shareholders of the Company.

       The annual report shall contain a consolidated balance sheet of the Company and its subsidiaries, as of the end of such fiscal year, and consolidated statements of income, Shareholders' equity and cash flows of the Company and its subsidiaries for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of national standing selected by the Company.

                       ARTICLE VIII -- INDEMNIFICATION

8.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

       The Directors, Secretary and other Officers for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this Indemnity shall not extend to any matter in respect of any gross negligence, wilful default, fraud or dishonesty which may attach to any of said persons.

8.2    WAIVER OF CLAIM BY SHAREHOLDER

       Each Shareholder agrees to waive any claim or right of action such Shareholder might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer in his or her capacity as such, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any gross negligence, wilful default, fraud or dishonesty which may attach to such Director or Officer nor to any matter in which a Director or Officer fails to discharge his duty to act honestly and in good faith with a view towards the best interests of the Company.

8.3    INDEMNIFICATION OF OTHERS

       The Company shall have the power, to the extent and in the manner permitted by the Companies Acts, to indemnify each of its employees and agents (other than directors and officers) against expenses judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. For purposes of this Article VIII, an "employee" or "agent" of the Company (other than a director or officer) includes any person
(i) who is or was an employee or agent of the Company (ii) who is or was serving at the request of the Company as an employee or agent of another corporation partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a Company which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

8.4    PAYMENT OF EXPENSES IN ADVANCE

       Subject to the Companies Acts, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 8.1 or for which indemnification is permitted pursuant to
Section 8.2 following authorization thereof by the Board shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article VIII.

       Each Shareholder of the Company, by virtue of his acquisition and continued holding of a share, shall be deemed to have acknowledged and agreed that advances of funds made by the Company to a Director under this Section are made to meet expenditures incurred for the purpose of enabling such Director to properly perform his or her duties as an officer of the Company.

8.5    INDEMNITY NOT EXCLUSIVE

       The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bye-Law, agreement, vote of Shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Memorandum.

8.6    INSURANCE INDEMNIFICATION

       The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article VIII.

8.7    CONFLICTS

       No indemnification or advance shall be made under this Article VIII, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

              (1) That it would be inconsistent with a provision of the Memorandum, these Bye-Laws, a resolution of the Shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

              (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

                            ARTICLE IX -- BYE-LAWS

9.1    AMENDMENT

       Notwithstanding anything to the contrary contained herein, no Bye-Law shall be rescinded, altered or amended and no new Bye-Law shall be made until the same has been approved by a resolution by the Board and by the affirmative vote at any general meeting of a sixty percent (60%) of all outstanding shares entitled to vote, voting as a single class, or by such greater majority as may be required by the Companies Act or these Bye-Laws; provided, however, no amendment shall be made to Section 3.4(d)(iv), Section 3.6(a)(vii), Section 3.6(b) or the fourth paragraph of Section 5.2 except with the consent of Nortel.

9.2    APPROVAL BY CLASS

       A proposed amendment to these Bye-Laws must be approved by the affirmative vote of a majority of the outstanding shares entitled to vote of any class of stock, whether or not such class is entitled to vote thereon by the provision of these Bye-Laws, if the amendment would:

       (a) Increase or decrease the aggregate number of authorized shares of such class, except that no such vote is required:

              (i) For an amendment effecting only a stock split, (including an increase in the authorized number of shares in proportion thereto); or

              (ii) For an amendment to increase the authorized shares of any class to such number as will be sufficient from time to time, when added to the previously authorized but unissued shares of such class, to satisfy any option to purchase share or conversion right of securities convertible into shares, if the

Company had obtained the approval of the outstanding shares of such class for the issue of such options or convertible securities.

       (b) Effect an exchange, reclassification or cancellation of all shares or part of the shares of such class, other than a stock split;

       (c) Effect an exchange, or create a right of exchange of all or part of the shares of another class into shares of such class;

       (d) Create a new class of shares having the rights, preferences or privileges prior to the shares of such class, or increase the rights, preferences or privileges or the number of authorized shares of any class having rights, preferences or privileges prior to the shares of such class;

       (e) Cancel or otherwise affect dividends on the shares of such class which have accrued but have not been paid.

       For the purposes of this Section 9.2, different series of the same class of shares shall not constitute different classes for the purpose of voting by classes except when a series is adversely affected by an amendment in a different manner than other series of the same class.

       This Section 9.2 may only be amended by the affirmative vote of a majority of the outstanding shares entitled to vote of each class and series of stock of which shares are outstanding.